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                                                                    EXHIBIT 99.4

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC
                      CHEVRON PHILLIPS CHEMICAL COMPANY LP

                               OFFER TO EXCHANGE

                      7% OUTSTANDING SENIOR NOTES DUE 2011
                         FOR 7% EXCHANGE NOTES DUE 2011
                           THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

                                                                  April   , 2001

TO REGISTERED HOLDERS AND THE DEPOSITARY
TRUST COMPANY PARTICIPANTS:

     Enclosed are the materials listed below relating to the offer by Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC") and Chevron Phillips Chemical Company LP, a Delaware limited partnership (the "LP" and together with the LLC, the "Company"), to exchange its 7% Exchange Notes due 2011 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of outstanding 7% Notes due 2011 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Company's
Prospectus, dated April   , 2001, and the related Letter of Transmittal (which
together constitute the "Exchange Offer").

     Enclosed are copies of the following documents:

        1. Prospectus, dated April   , 2001;

        2. Letter of Transmittal;

        3. Notice of Guaranteed Delivery;

        4. Instruction to Registered Holder and/or DTC Participant from Owner;
           and

        5. A Letter which you may send to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, to accompany the instruction form referred to above, for obtaining the client's instructions with regard to the Exchange Offer.

     We urge you to contact your clients promptly. The Exchange Offer will
expire at 5:00 P.M., New York City time, on April   , 2001, unless extended. The
Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, you will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a
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prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder and/or DTC Participant from Owner contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     The Company will not pay any fees or commissions to any broker or dealer or other person (other than the Exchange Agent) for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 10 of the Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the Exchange Agent, The Bank of New York.

     NOTHING ENCLOSED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU THE AGENT OF CHEVRON PHILLIPS CHEMICAL COMPANY LLC, CHEVRON PHILLIPS CHEMICAL COMPANY LP OR THE BANK OF NEW YORK, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                          Very truly yours,

                                          The Bank of New York

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.
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